                                  EXHIBIT 2.2

================================================================================






                                RIGHTS AGREEMENT



                          CENTENNIAL TECHNOLOGIES, INC.



                                INTEL CORPORATION

                                DECEMBER 29, 1999




















==============================================================================

                                                                    CONFIDENTIAL
                                                                    ------------
                                RIGHTS AGREEMENT


         This Rights Agreement (this "AGREEMENT") is made and entered into as of December 29, 1999 by and among Centennial Technologies, Inc., a Delaware corporation (the "COMPANY"), and Intel Corporation, a Delaware corporation ("Intel").

                                    RECITALS

         A. The Company and Intel have entered into an Asset Purchase Agreement of even date herewith (the "ASSET PURCHASE AGREEMENT"), pursuant to which Intel has sold certain assets to the Company and the Company has, among other things, issued shares of its Series B Preferred Stock to Intel.

         B. It is a condition to the closing of the transactions contemplated by the Asset Purchase Agreement that the Company enter into this Agreement providing to Intel certain information rights, registration rights and other rights, all as more fully set forth herein.

                                    AGREEMENT

         In consideration of the foregoing recitals, the mutual promises in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       INFORMATION RIGHTS.

                  The Company covenants and agrees that for so long as Intel and its Affiliates hold at least twenty-five percent (25%) of the Series B Preferred Stock of the Company acquired in connection with the transactions contemplated by the Asset Purchase Agreement (or Common Stock issuable upon conversion thereof), the Company shall:

                           (a)      ANNUAL REPORTS.  Furnish to Intel
promptly following the filing of such report with the SEC a copy of the Company's Annual Report on Form 10-K for each fiscal year, which shall include a consolidated balance sheet as of the end of such fiscal year, a consolidated statement of income and a consolidated statement of cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year, all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants. In the event the Company shall no longer be required to file Annual Reports on Form 10-K, the Company shall, within ninety (90) days following the end of each respective fiscal year, deliver to the Intel a copy of such balance sheets, statements of income and statements of cash flows.

                           (b)      QUARTERLY REPORTS.  Furnish to Intel
promptly following the filing of such report with the SEC, a copy of each of the Company's Quarterly Reports on Form 10-Q, which shall include a consolidated balance sheet as of the end of the respective fiscal quarter, consolidated statements of income and consolidated statements of cash flows of the Company and its Subsidiaries for the respective fiscal quarter and for the year to-date, setting forth in each case in comparative form the figures from the comparable periods in the Company's immediately preceding fiscal year, all prepared in accordance with generally accepted accounting principles and practices (except, in the case of any Form 10-Q, as may otherwise be permitted by Form 10-Q), but all of which may be unaudited. In the event the Company shall no longer be required to file Quarterly Reports on Form 10-Q, the Company shall, within forty-five (45) days following the end of each of the first three (3) fiscal quarters of each fiscal year, deliver to Intel a copy of such balance sheets, statements of income and statements of cash flows.

                           (c) SEC FILINGS. The Company shall deliver to
Intel copies of each other document filed with the SEC on a non-confidential basis promptly following the filing of such document with the SEC.

2.       REGISTRATION RIGHTS.

                  2.1      DEFINITIONS.  For purposes of this Agreement:

                           (a)      AFFILIATE.  The term "AFFILIATE" means,
with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity.

                           (b)      APPLICABLE LAW.  The term "APPLICABLE
LAW" means, with respect to any Person, any federal, state, local or foreign statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its Affiliates or ERISA Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents.

                           (c)      REGISTRATION.  The terms "REGISTER,"
"REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement

                           (d)      REGISTRABLE SECURITIES.  The term
"REGISTRABLE SECURITIES" means: (x) the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock issued to Intel in connection with the transactions contemplated by the Asset Purchase Agreement and (y) any shares of Common Stock of the Company or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the securities described in the immediately preceding clause. Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities sold by a person in a transaction in which rights under this
Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

                           (e)      REGISTRABLE SECURITIES THEN OUTSTANDING.
The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall mean the number of Purchased Shares, shares of Common Stock and other securities that are Registrable Securities and are then issued and outstanding.

                           (f) HOLDER. For purposes of this Section 2, the
term "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

                           (g) EXCHANGE ACT. The term "Exchange Act" means
the Securities Exchange Act of 1934, as amended.

                           (h) FORM S-3. The term "FORM S-3" means such form
under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                           (i) PERSON.  The term "PERSON" means an
individual, corporation, partnership, association, limited liability company, trust, estate or other similar business entity or organization, including a governmental authority.

                           (j) SEC.  The term "SEC" means the United States
Securities and Exchange Commission or any successor agency administering the federal securities laws.

                           (k) SECURITIES ACT.  THE TERM "SECURITIES ACT"
MEANS THE SECURITIES ACT OF 1933, AS AMENDED.

                           (l) SUBSIDIARY. The term "SUBSIDIARY" means, with
respect to any Person, (a) any corporation as to which more than fifty percent (50%) of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights may be exercised) is owned or controlled, directly or indirectly, by such Person and/or by one or more of such Person's direct or indirect Subsidiaries and
(b) any partnership, joint venture or other similar relationship between such Person (or any Subsidiary thereof) and any other Person (whether pursuant to a written agreement or otherwise).

                  2.2      DEMAND REGISTRATION.

                           (a)      REQUEST BY HOLDERS.  If the Company
shall, following the date hereof, receive a written request from the Holders of twenty-five percent (25%) of the Registrable Securities, that the Company file a registration statement under the Securities Act on Form S-3 or, if the Company is not eligible to file a registration statement on Form S-3 such other form as such Holders (upon the advice of the underwriters, if any, engaged by such Holders) may request covering the registration of Registrable Securities, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("REQUEST NOTICE") to all Holders, and use commercially reasonable efforts to effect, as soon as reasonably practicable, the registration under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration by written notice given such Holders to the Company within twenty (20) days after receipt of the Request Notice; PROVIDED that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to Section 2.3, other than a registration from which the Registrable Securities of Holders have been excluded with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration; PROVIDED, HOWEVER, that the Company shall have no obligation to cause any registration statement contemplated by this
Section 2.1 to become effective prior to the three hundred and sixty-fifth (365th) day after the date hereof. If requested by such Holders, upon the advice of the underwriters, if any, engaged by such Holders, the Company shall register such Registrable Securities on Form S-1 or any successor registration form.

                           (b)      UNDERWRITING.  If the Holders initiating
the registration request under this Section 2.2 ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request, and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include his or her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder determined based on the number of Registrable Securities held by such Holders being registered). All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company (including a market stand-off agreement of up to ninety (90) days if required by such underwriters). Notwithstanding any other provision of this
Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the initiating Holders); PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company and any selling securityholder other than the Holders are first entirely excluded from the underwriting and registration. Subject to the proviso in the immediately preceding sentence, the Company and other stockholders of the Company can include shares in any such underwritten offering. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

                           (c)      MAXIMUM NUMBER OF DEMAND REGISTRATIONS.
The Company shall be obligated to effect only two (2) such registration pursuant to this Section 2.2.

                           (d)      EXPENSES.  All expenses incurred in
connection with any registration pursuant to this Section 2.2, including all federal and "blue sky" registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company (but excluding underwriters' discounts and commissions relating to shares sold by the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (and such expenses shall be paid on demand by the Holders requesting such withdrawal), unless the Holders of such majority agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section 2.2 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (l) such demand registration); PROVIDED FURTHER, HOWEVER, that if at the time of such withdrawal, the Holders have learned of a material adverse change relating to the business, financial condition or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 2.2.

                  2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan, any dividend reinvestment plan or any merger or other corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                           (a)  UNDERWRITING.  If a registration statement
under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in such a registration pursuant shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to ninety (90) days if required by such underwriters); PROVIDED, HOWEVER, that it shall not be considered customary to require any of the Holders to provide representations and warranties regarding the Company or indemnification of the underwriters for material misstatements or omissions regarding the Company in the registration statement or prospectus for such offering. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting;

PROVIDED; HOWEVER, that the securities to be included in the registration and the underwriting shall be allocated, (1) FIRST to the Company (PROVIDED, HOWEVER, that a minimum of twenty percent (20%) of the number of Registrable Securities held by each Holder (where any Registrable Securities that are not shares of Common Stock but are exercisable or exchangeable for, or convertible into, shares of Common Stock, shall be deemed to have been so exercised, exchanged or converted for such purpose) must also in any event be included if requested by any such Holder), (2) SECOND, to the extent the managing underwriter determines additional securities can be included after compliance with clause (1), to each of the Holders (to the extent not included pursuant to clause (1)) requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities and other securities entitled to registration then held by each such Holder, and (3) THIRD, to the extent the managing underwriter determines additional securities can be included after compliance with clauses (1) and (2), any other shares of Common Stock or other securities of the Company. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                           (b)      EXPENSES.  All expenses incurred in
connection with a registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders), including all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

                           (c)      NOT DEMAND REGISTRATION.  Registration
pursuant to this Section 2.3 shall not be deemed to be a demand registration as described in Section 2.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.3.

                  2.4 FORM S-3 REGISTRATION. If requested by Intel, the Company shall use all reasonable commercial efforts to cause to be filed and become effective with the SEC a Registration Statement on Form S-3 relating to all of the Registrable Securities (in the event such registration statement is not effective on such date, the Company shall continue to use all reasonable commercial efforts to cause it to become effective until it becomes effective), such Registration Statement to be effected only for sales or other transfers by Intel in connection with offerings, sales and transfers not constituting an underwritten public offering; PROVIDED, HOWEVER, that the Company shall not be obligated to cause such registration statement to become effective before the one hundred eighty-first (181st) day following the date hereof. The Company shall use commercially reasonable efforts to cause any such Registration Statement to become effective as promptly as possible after such filing (but shall not be required to cause such Registration Statement to become effective prior to the one hundred eighty-first (181st) day following the date hereof) and shall also use its best efforts to obtain any related qualifications, registrations or other compliances that may be necessary under any applicable "blue sky" laws. In connection with such registration, the Company will:

                           (a)      NOTICE.  Promptly give written notice to
the Holders of the proposed registration and any related qualification or compliance; and

                           (b)      REGISTRATION.  Effect such registration
and all such qualifications and compliances and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders' Registrable Securities on and after the one hundred and eighty first (181st) day following the date hereof; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                           (c)      EXPENSES.  The Company shall pay all
expenses incurred in connection with the first two (2) registrations requested pursuant to this Section 2.4, excluding brokers' discounts and commissions relating to shares sold by the Holders, including federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel. Intel shall pay all expenses for subsequent registrations it requests pursuant to this Section 2.4.

                           (d)      NOT DEMAND REGISTRATION.  Form S-3
registrations pursuant to this Section 2.4 shall not be deemed to be demand registrations as described in Section 2.2 above.

                           (e)      MAINTENANCE.  The Company shall use all
reasonable commercial efforts to maintain the effectiveness of any Form S-3 registration statement filed under this Section 2.4 until the earlier of: (a) the date on which all of the Registrable Securities have been sold; and (b) one hundred eighty (180) days after the effective date of such registration statement.

                           (f)      MAXIMUM NUMBER OF FORM S-3 REGISTRATIONS.
 The Company shall be obligated to effect only one such registration pursuant to this Section 2.4 in any six (6) month period, without limitation of the total number of registrations on Form S-3.

                  2.5 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

                           (a)      REGISTRATION STATEMENT.  Prepare and file
with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that, except as otherwise required by this Section 2, the Company shall not be required to keep any such registration statement effective for more than ninety (90) days.

                           (b)      AMENDMENTS AND SUPPLEMENTS.  Prepare and
file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (c)      PROSPECTUSES.  Furnish to the Holders
such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                           (d)      BLUE SKY.  Use commercially reasonable
efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (e)      UNDERWRITING.  In the event of any
underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form (including customary indemnification of the underwriters by the Company), with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; PROVIDED, HOWEVER, that it shall not be considered customary to require any of the Holders to provide representations and warranties regarding the Company or indemnification of the underwriters for material misstatements or omissions regarding the Company in the registration statement or prospectus for such offering.

                           (f)      NOTIFICATION.  Notify each Holder of
Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In such event, the Company shall prepare a supplement or post-effective amendment to such registration statement or related prospectus or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities sold thereunder, the prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or, if appropriate, issue a Suspension Notice as provided in Section 2.10 hereinafter.

                           (g)      OPINION AND COMFORT LETTER.  Furnish, at
the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) in the event that such securities are being sold through underwriters, a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters requesting registration of Registrable Securities.

                  2.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

                  2.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                           (a)      BY THE COMPANY.  To the extent permitted
by law, the Company will indemnify and hold harmless each Holder, the partners, officers, shareholders, employees, representatives and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                                    (x)     any untrue statement or alleged
untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                                    (y)     the omission or alleged omission
to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                                    (z)     any violation or alleged
violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer, shareholder, employee, representative, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, shareholder, employee, representative, director, underwriter or controlling person of such Holder.

                           (b)      BY SELLING HOLDERS.  To the extent
permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, officers, shareholders, employees, representatives and directors and any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such officer or director, controlling person, underwriter or other such Holder, partner, officer, shareholder, employee, representative, director or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such officer or director, controlling person, underwriter or other Holder, partner, officer, shareholder, employee, representative, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder; and PROVIDED FURTHER, that the total amounts payable in indemnity by a Holder under this subsection or otherwise in respect of any and all Violations shall not exceed in the aggregate the net proceeds received by such Holder in the registered offering out of which such Violations arise.

                           (c)      NOTICE.  Promptly after receipt by an
indemnified party under of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses of one such additional counsel in the aggregate to be paid by the indemnifying party, to the extent that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of liability except to the extent the indemnifying party is prejudiced as a result thereof.

                           (d)      DEFECT ELIMINATED IN FINAL PROSPECTUS.
The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                           (e)      CONTRIBUTION.  In order to provide for
just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this section, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this section; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; PROVIDED, HOWEVER, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                           (f)      SURVIVAL.  The obligations of the Company
and Holders under this Section 2.7 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

                  2.8 TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to this Section 2 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.2, 2.3 or 2.4 more than five (5) years after the date hereof.

                  2.9 NO SUPERIOR REGISTRATION RIGHTS TO THIRD PARTIES. Without the prior written consent of Intel, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, "piggyback" or Form S-3 registration rights described in this
Section 2, or otherwise) relating to shares of the Company's Common Stock or any other securities of the Company that are superior to the rights granted under this Section 2.

                  2.10 SUSPENSION PROVISIONS. Notwithstanding the foregoing subsections of this Section 2, the Company shall not be required to take any action with respect to the registration or the declaration of effectiveness of the registration statement following written notice to the Holders from the Company (a "SUSPENSION NOTICE") of the existence of any state of facts or the happening of any event (including pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event that the Company believes, in good faith, requires additional disclosure of material, non-public information by the Company in the registration statement that the Company believes it has a bona fide business purpose for preserving confidentiality or that renders the Company unable to comply with the published rules and regulations of the SEC promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time (the "RULES AND REGULATIONS")) that would result in (1) the registration statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the prospectus issued under the registration statement, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, PROVIDED that the Company (1) shall not issue a Suspension Notice more than twice in any twelve (12) month period, (2) shall use its best efforts to remedy, as promptly as practicable, but in any event within ninety (90) days of the date on which the Suspension Notice was delivered, the circumstances that gave rise to the Suspension Notice and deliver to the Holders notification that the Suspension Notice is no longer in effect and (3) shall not issue a Suspension Notice for any period during which the Company's executive officers are not similarly restrained from disposing of shares of the Company's Common Stock. Upon receipt of a Suspension Notice from the Company, all time limits applicable to the Holders under this Section 2 shall automatically be extended by an amount of time equal to the amount of time the Suspension Notice is in effect, the Holders will forthwith discontinue disposition of all such shares pursuant to the registration statement until receipt from the Company of copies of prospectus supplements or amendments prepared by or on behalf of the Company (which the Company shall prepare promptly), together with a notification that the Suspension Notice is no longer in effect, and if so directed by the Company, the Holders will deliver to the Company all copies in their possession of the prospectus covering such shares current at the time of receipt of any Suspension Notice.

3.       OBLIGATIONS REGARDING CONFIDENTIAL INFORMATION.

                  3.1 CONFIDENTIAL INFORMATION. Confidential Information (as defined below) shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below. For purposes of this Agreement, the term "CONFIDENTIAL INFORMATION" refers to the following items: (i) the existence of this Agreement and the Asset Purchase Agreement, and (ii) the terms and provisions of this Agreement and the Asset Purchase Agreement; PROVIDED, HOWEVER, that Confidential Information shall not include any information that was (i) publicly known and generally available in the public domain prior to its disclosure by the Company, (ii) becomes publicly known and generally available in the public domain through no action or inaction on the part of the Company or (iii) becomes publicly known by written consent or other action of Intel.

                  3.2 PUBLIC ANNOUNCEMENTS. Neither the Company nor Intel shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement and the Asset Purchase Agreement, without the prior consent of the other party, except as may be required by Applicable Law, or by the rules and regulations of, or pursuant to any agreement with, the Nasdaq National Market. The Company and Intel agree there shall be no public announcement of this Agreement or the Asset Purchase Agreement or the transactions contemplated hereby or thereby except as may be required by Applicable Law or as mutually agreed by the parties. The parties agree to announce the transactions contemplated by this Agreement and the Asset Purchase Agreement to Intel's employees, customers, vendors and strategic partners at such time and in such form as is mutually agreed upon by the parties.

                  3.3 LEGALLY COMPELLED DISCLOSURE. The Company agrees that it will provide Intel with drafts of any documents, press releases or other filings in which the Company desires to disclose this Agreement and the Asset Purchase Agreement, the transactions contemplated hereby or thereby, or any other Confidential Information is disclosed at least three (3) business days prior to the filing or disclosure thereof, and that it will make any changes to such materials as requested by Intel unless advised by counsel that the Rules and Regulations require otherwise.

                  3.4 OTHER INFORMATION. The provisions of this Section 3 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby. Additional disclosures and exchange of confidential information between the Company and Intel shall be governed by the terms of the CNDA. In addition, the terms of the Supply Agreement of even date herewith between the Company and Intelshall be governed by the confidentiality provisions therein.

4.       ASSIGNMENT AND AMENDMENT.

                  4.1 ASSIGNMENT OF RIGHTS. The rights of Intel under Sections 2.2 and 2.3 are transferable to a Person who acquires at least twenty percent (20%) of the Preferred Stock owned by Intel on the date of this Agreement; provided, however, that such transferred rights are not subject to further assignment. No assignment permitted by this Section 4 shall be effective until the Company is given written notice by the assigning party, stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned. In all cases, any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

                  4.2 AMENDMENT OF RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Intel (or, in the case of an amendment or waiver of any provision of Section 2 hereof, only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding and entitled to the registration rights set forth in Section 2 hereof). Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon Intel, each Holder, each permitted successor or assignee of Intel or such Holder and the Company.

5.       RIGHT OF FIRST OFFER

                  If at any time Intel shall desire to sell, transfer or otherwise dispose of ten percent (10%) or more of its shares of Preferred Stock in a single transaction or series of related transactions (the "Offered Shares"), Intel shall deliver written notice of its desire to do so (the "Sale Notice") to the Company. The Company then shall have ten (10) days to submit to Intel an offer to purchase the Offered Shares for cash payable not later than ten (10) days after acceptance (the "Company Offer"). Intel shall have the right and option, within ten (10) days after the Company Offer, to accept irrevocably such offer. If, after the end of the ten (10) day period following the Company Offer, Intel shall not have accepted the Company Offer, Intel shall have one hundred twenty (120) days in which to sell the Offered Shares to any bona fide third party, at a price not less than ninety five percent (95%) of that contained in the Company Offer.

6.       GENERAL PROVISIONS.

                  6.1. NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given: (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

                  To the Company:

                  Centennial Technologies, Inc.
                  7 Lopez Road
                  Wilmington, Massachusetts  01887
                  Attn:    President
                  Fax:  (978) 988-7651

                  With copies to:

                  Goodwin, Procter & Hoar LLP
                  Exchange Place
                  Boston, Massachusetts  02109
                  Attention:  Raymond C. Zemlin, P.C.
                  Fax:  (617) 523-1231

                  To Intel: as provided on the signature page hereto


         Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 5.1 by giving the other party written notice of the new address in the manner set forth above.

                  6.2 ENTIRE AGREEMENT. This Agreement and the Asset Purchase Agreement, together with all the schedules and exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

                  6.3 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to provisions regarding conflict of laws.

                  6.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this

Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                  6.5 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

                  6.6 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 4.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

                  6.7 CAPTIONS. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

                  6.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  6.9 ADJUSTMENTS FOR STOCK SPLITS, ETC. Wherever in this Agreement there is a reference to a specific number of shares of stock, then, upon the occurrence of any subdivision, combination or stock dividend, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

                 {Balance of this page intentionally left blank}

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.


                                CENTENNIAL TECHNOLOGIES, INC.

                                By:   /s/ Richard J. Pulsifer
                                      ------------------------------------------
                                      Richard J. Pulsifer
                                      Chief Financial Officer,
                                      Secretary and Treasurer



                                INTEL CORPORATION


                                By:   /s/ Noel S. Lazo
                                      ------------------------------------------
                                      Name:  Noel S. Lazo
                                      Title:  Assistant Treasurer



                                Address: 2200 Mission College Boulevard
                                         Santa Clara, California  95052












    [Signature Page to Rights Agreement between Centennial Technologies, Inc.
                             and Intel Corporation]